Exhibit 10
      AMENDMENT NO. 3 TO JOINT VENTURE FORMATION AGREEMENT ("Amendment No. 3"), dated as of August 21, 1997, by and among Lucent Technologies Inc., a Delaware corporation ("Lucent"), as assignee and successor in interest, by duly acknowledged assignment, to AT&T Corp., a New York Corporation ("AT&T"), ATOR Corp., a New York corporation ("ATOR"), Cirrus Logic, Inc., a California corporation ("Cirrus"), and Ciror, Inc., a California corporation ("CIROR").

        WHEREAS, the parties now desire to modify and supplement certain of the Material Agreements among them referenced in the Joint Venture Formation Agreement (the "JV Agreement"), dated as of October 23, 1995, by and among AT&T (now Lucent), ATOR, Cirrus and CIROR, as amended by Amendments Nos. 1 and 2 to said JV Agreement, by and among said parties, dated May 1 and July 31, 1996, respectively, specifically, the General Partnership Agreement, the IC Wafer Supply Agreement, and the Technical Transfer Agreement, as well as to further amend said JV Agreement hereby as necessary to be consistent therewith;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree, subject to the terms and conditions contained herein, as follows:

        1. Definitions. Capitalized terms or terms with initial capitals used herein and not otherwise defined herein will have the meanings assigned to them in the JV Agreement.

        2. The JV Agreement. The JV Agreement is deemed, and hereby is, amended in the following respects:

(a) Section 3.02 (Annual Plan), subsection (a) is amended to change the fiscal year of the Partnership for general accounting purposes from a calendar year period to an annual period commencing October 1 of each year, effective as of October 1, 1996, and the quarterly dates for review and update of the Annual Plan by the Board of Governors of the Partnership are hereby changed accordingly. The annual date for ratification or amendment of the Annual Plan is hereby changed from January 1 to September 1 of each calendar year. In addition, it is agreed hereby, by way of clarification, that the term "the fiscal year next succeeding the last year then covered by the Annual Plan" as used in said Section 3.02(a) shall refer to the fiscal year immediately following the current fiscal year covered by the Annual Plan. The Partnership will remain on a calendar year basis for tax purposes.

(b) Sections 3.02 (Annual Plan), 4.03 (Intellectual Property) and 4.04 (Operation of Plant and Business), as well as the Annual Plan itself, are deemed, and hereby are, amended as necessary to effect the modifications and supplements to the specific Material Agreements as set forth in Sections 4 and 5 below.

(c)  Section 4.04 (c) (Costs) (ii)(a) (OR2 Working Capital) is amended to add:

"Effective October 1, 1998, the working capital required with respect to OR2 will be provided by the Lucent Partner and the Cirrus Partner in proportion to their respective Take or Pay obligations under the IC Wafer Supply Agreement, as amended."

        3. The General Partnership Agreement ("GPA"). The GPA, dated as of May 1, 1996, between ATOR and CIROR, is deemed, and hereby is, amended in the following respects:

(a) Section 1.01 (Definitions) is amended to change the Fiscal Year of the Partnership as therein defined for general accounting purposes in accordance with Section 2(a) above of this Amendment No. 3 and all references to "Fiscal Year" in the GPA are deemed modified accordingly, effective as of October 1, 1996. For tax purposes the Partnership will remain on a calendar year basis.

(b)  Section 5.02 is amended to add the following:

"Such agreement or consent shall not unreasonably be withheld with respect to a sale of the transferring Partner's interest, provided, without limitation, that:

(a) Any such proposed sale must be of the transferring Partner's entire interest in the Partnership and include substitution of the new Partner for the transferring Partner;

(b) In the case of CIROR, such interest shall not include any technologies made available pursuant to Amendment No. 3 to the Joint Venture Agreement, including the Appendices thereto (other than 0.18 micron technology as defined in the Technical Transfer Agreement, as amended, provided that available equivalent versions, as therein defined, then exist); and

(c) Such transferring Partner shall not be in default of any of its payment or other obligations under the Joint Venture Agreement, as amended, or any of the Material Agreements referenced therein, and in the case of CIROR and Cirrus Logic, Inc., shall be in compliance with all requirements of the Cirrus Asset Lease and the Cirrus Guaranty, including the obtaining of any consents required thereunder."

        4. The Technical Transfer Agreement ("TTA"). The TTA, effective as of June 30, 1996, by and among Lucent, Cirent Semiconductor ("Cirent") and
Cirrus, is deemed, and hereby is, amended by incorporating therein, effective concurrently herewith, the Supplemental Agreement, a copy of which is annexed hereto and made a part hereof as Appendix A.

        5. The IC Wafer Supply Agreement ("WSA"). The WSA, made as of August 9, 1996, by and among Lucent, Cirrus and Cirent, is deemed, and hereby is, amended as follows:

(a)  Section 2.0(b) is amended to add the following:

"Such agreement by the other Purchaser to any such proposed foundry basis sale by the original Purchaser shall not unreasonably be withheld; provided, however, that such prior agreement shall not be required for foundry services within the following requirements:

(i) Such foundry basis sale by Cirrus may not include Wafers produced using any technologies made available pursuant to Amendment No. 3 to the Joint Venture Agreement, including the Appendices thereto (other than 0.18 micron technology as defined in the Technical Transfer Agreement, as amended, provided that available equivalent versions, as therein defined, then exist);

(ii) The other Purchaser shall be entitled, upon request, to full prior disclosure of the process, technology and audit terms of such proposed foundry basis sale;

(iii) The original Purchaser shall hold harmless and indemnify the other Purchaser and Supplier from and against all liabilities, losses, damages, claims or demands arising out of or in any way related to any such foundry basis sale and the transaction involved therein, except for those arising from such other Purchaser's or Supplier's fault;

(iv) The original Purchaser shall be the exclusive interface for the foundry basis sale and shall bear all additional costs arising from such foundry transaction;

(v) Disclosure to the foundry customer of design rules or other technical information necessary for such foundry basis sale shall be pursuant to a non-disclosure agreement, agreed upon by Cirrus and Lucent, limiting use of such information to fabrication of Supplier;

(vi) All foundry basis sale agreements shall include terms requiring compliance with US Export Laws and Regulations; and

(vii) Information which Cirrus may provide to prospective or actual foundry customers shall be limited to the following, unless otherwise agreed by Lucent, such agreement not to be unreasonably withheld:

-  Design rules
-  Electrical parameters
-  Extraction Models (e.g. SPICE)
- A coarse process flow to be mutually agreed upon by Cirrus and Lucent
-  A physical cross section

        (b) The Wafer Purchase obligations and the Take or Pay Principles set forth in Section 2 and Exhibit A thereof, respectively, as well as the payment schedules set forth in Exhibit B thereof, are modified by incorporating therein, effective concurrently herewith, as Exhibit AB the Supplemental Take or Pay Principles and payment schedule, a copy of which is annexed hereto and made a part hereof as Appendix B.

        6. Closing. The parties will execute this Amendment No. 3 by their duly authorized representatives, and Cirent will acknowledge same as indicated below, at a closing to be held at the offices of Cirent, 9333 South Young Parkway, Orlando, Florida 32819, on August 21, 1997, at 10:00 a.m. local time, or at such other place, date or time as the parties hereto mutually agree upon. Such execution, the obligations of Lucent, ATOR and Cirent, individually and collectively, to close, and the continuation in effect of this Amendment No 3 are expressly conditioned upon the following payments by Cirrus to Cirent, representing the total amounts past or currently due from Cirrus under various ofthe Material Agreements.

        (a) The sum of $45.3 million, representing Wafer payments due under the WSA, on or before said closing date; and

        (b) The sum of $25 million, representing the balance of Wafer payments due under the WSA, installation cost obligations and working capital requirements, on or before October 1, 1997.

Such payments will be made by wire transfer to a designated Cirent bank account or as may be otherwise directed by Lucent, ATOR or Cirent.

        7. General. Except as specifically amended or modified hereby, all terms and conditions of the JV Agreement and the Material Agreements remain in full force and effect.

        IN WITNESS HEREOF, this Amendment No. 3 has been duly executed by and on behalf of each of the parties hereto, and duly acknowledged and agreed to by Cirent, as of the date set forth above.


LUCENT TECHNOLOGIES INC.


By:    /s/John T. Dickson

Name:   John T. Dickson

Title: V.P., Integrated Circuits Division

ATOR CORP.

By:    /s/Dennis M. Hill

Name:  Dennis M. Hill

Title:  President

CIRRUS LOGIC, INC.

By:     /s/Michael L. Hackworth

Name:   Michael L. Hackworth

Title:  CEO and Chairman

CIROR, INC.

By:   /s/Michael L. Hackworth

Name:   Michael L. Hackworth

Title:  CEO and Chairman

ACKNOWLEDGED AND AGREED TO:

CIRENT SEMICONDUCTOR G.P.

By:    /s/Dennis M. Hill

Name:  Dennis M. Hill

Title:  Chairman of Board of Governors

                                   SUPPLEMENTAL AGREEMENT
                                           TO
                               TECHNICAL TRANSFER AGREEMENT

        THIS SUPPLEMENTAL AGREEMENT ("TTA Supplement") is made and entered into as of August 21, 1997 by and among Lucent Technologies Inc., a Delaware corporation ("LUCENT"), Cirrus Logic, Inc., a California corporation ("CIRRUS"), and Cirent Semiconductor G.P., a New York general partnership ("LICENSEE"), as a supplement to the Technical Transfer Agreement ("TTA"), effective as of June 30, 1996, by and among said parties, and pursuant to Amendment No. 3 to the Joint Venture Formation Agreement ("Amendment No. 3"), effective concurrently herewith, by and among LUCENT, CIRRUS, ATOR Corp. a New York corporation ("ATOR") and Ciror, Inc., a California corporation ("CIROR").

        WHEREAS, the parties now desire, among other matters, to modify and supplement the said TTA consistent with further agreements and understandings between them;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree, subject to the terms and conditions contained herein and in said Amendment No. 3, as follows:

        1. Capitalized terms or terms with initial capitals used herein and not otherwise defined herein or in the Definitions Appendix hereto will have the meanings assigned to them in this Amendment No. 3, the TTA or the Joint Venture Formation Agreement, as the context requires.

        2. Article 1.01 (Furnishing of Information) and Article 2.01 (Technical Information Grants) of the TTA are deemed, and hereby are, amended to provide that LUCENT will furnish to LICENSEE and CIRRUS will have access to LUCENT TECHNICAL INFORMATION relating to certain additional technologies, in accordance with Section 4 below and the other terms and conditions hereof, provided that they are then (a) in PRODUCTION for LUCENT in OR2, (b) offered in AVAILABLE EQUIVALENT VERSIONS from a THIRD PARTY FOUNDRY SOURCE, and (c) LICENSEE and CIRRUS are current with respect to their payment obligations under the Joint Venture Formation Agreement and the Material Agreements as therein defined. The furnishing of said technologies and the TECHNICAL INFORMATION pertaining thereto to LICENSEE and any access thereto by CIRRUS will be in accordance with the terms and conditions of the TTA and this TTA Supplement.

        3.  Articles 3.02 (Transfer of 0.35 and 0.25 MICRON TECHNOLOGY) and
        3.03 (Fee at QUALIFICATION of 0.25 MICRON TECHNOLOGY) of the TTA are amended as follows:

"In lieu of the two payments of ten million dollars ($10,000,000) each for
0.25 MICRON TECHNOLOGY due on transfer and QUALIFICATION, respectively, LICENSEE shall pay LUCENT the sum of twenty million dollars ($20,000,000) as follows:

(a) One-third (1/3) upon written notice of election by Cirrus to convert to 0.25 MICRON TECHNOLOGY in accordance with Sections A2 and 3 of Exhibit AB to the IC Wafer Supply Agreement, as amended August 21,
1997; and

(b) Two-thirds (2/3) upon beginning of PRODUCTION using said TECHNOLOGY for CIRRUS."

        4. Article 3.04 (Fees on Wafers) of the TTA is amended to add the following:

"In additional part payment for the further rights granted hereunder by LUCENT to LICENSEE, LICENSEE shall pay LUCENT additional fees of (a) (i) thirty-five million United States dollars (U.S. $35,000,000) as the initial fee for TECHNICAL INFORMATION relating to 0.18 MICRON TECHNOLOGY, and (ii) eighty United States dollars (U.S. $80.00) for each such WAFER made by using said
 0.18 MICRON TECHNOLOGY; or alternatively, (iii) twenty million United States dollars (U.S.$20,000,000) as the initial fee for TECHNICAL INFORMATION relating to said 0.18 MICRON TECHNOLOGY, and (iv) one hundred United States dollars (U.S. $100.00) for each such WAFER made by using said 0.18 MICRON TECHNOLOGY; (b) thirty United States dollars (U.S. $30.00) for each such WAFER made using AVAILABLE EQUIVALENT VERSIONS of BiCMOS TECHNOLOGY; and
 (c) thirty United States dollars (U.S. $30.00) for each such WAFER made using AVAILABLE EQUIVALENT VERSIONS of the STANDARD FLASH MODULE.

The initial fees provided in subsections (a) (i) and (iii) above shall become payable by LICENSEE to Lucent as follows:

(a) One-third (1/3) upon written notice of election by CIRRUS to convert to said 0.18 MICRON TECHNOLOGY in accordance with Section A2 of Exhibit AB to the IC Wafer Supply Agreement, as amended August 21, 1997; and

(b) Two-thirds (2/3) upon beginning of PRODUCTION using said TECHNOLOGY for CIRRUS."


        Additional fees for other technologies or modules (none of which will have a minimum feature size finer than that in 0.18 MICRON TECHNOLOGY) referenced in Section 2 above, which are offered in AVAILABLE EQUIVALENT VERSIONS from a THIRD PARTY FOUNDRY SOURCE will be negotiated by the parties but will not exceed an additional sixty United States dollars (U.S. $60.00) per WAFER for each such individual technology or module used.

        Additional fees for unique developments or modifications in the above technologies or modules, and which LUCENT may agree to provide to LICENSEE, will be negotiated by the parties but will not exceed an additional sixty United States dollars (U.S. $60.00) per WAFER for each such development or modification used."

        5. Except as specifically amended or modified hereby, all terms and conditions of the TTA remain in full force and effect.

        IN WITNESS WHEREOF, this TTA Supplement has been duly executed by and on behalf of each of the parties hereto as of the date set forth above.


LUCENT TECHNOLOGIES INC.


By:    /s/Michael R. Greene

Name:  Michael R. Greene

Title:  Vice President - Intellectual Property

CIRRUS LOGIC, INC.

By:     /s/Michael L. Hackworth

Name:  Michael L. Hackworth

Title:  CEO and Chairman

CIRENT SEMICONDUCTOR G.P.

By:    /s/Dennis M. Hill

Name:   Dennis M. Hill

Title:  Chairman of Board of Governors

DEFINITIONS APPENDIX

        0.18 MICRON TECHNOLOGY means technology enabling the fabrication of SEMICONDUCTIVE DEVICES having line widths (a measure of minimum feature size) as fine as 0.18 microns, and includes DIGITAL TECHNOLOGY and LINEAR TECHNOLOGY.

        AVAILABLE EQUIVALENT VERSIONS means technologies qualified for production and available from a THIRD PARTY FOUNDRY SOURCE and which provide substantially the same functionality with comparable characteristics (e.g., access time, parametrics) under substantially the same design/layout rules and using substantially the same numbers of masks.

        DIGITAL TECHNOLOGY means the basic digital process.

        BiCMOS TECHNOLOGY means technology in which a SEMICONDUCTIVE DEVICE includes bipolar and complementary metal oxide semiconductors.

        LINEAR TECHNOLOGY means adaptation of the digital technology to include one or more of the following: threshold adjustments, capacitors, fuses, and precision resistors.

PRODUCTION means that LICENSEE is supplying WAFER outs of a particular technology after QUALIFICATION of that technology.

        STANDARD FLASH MODULE means an electrically erasable, programmable SEMICONDUCTIVE DEVICE having non-volatile memory cells in which erasure is performed simultaneously on blocks of said cells.

        THIRD PARTY FOUNDRY SOURCE means TSMC, VMC, Chartered Semiconductor and other semiconductor manufacturing companies or entities that have an annual revenue in excess of $75M per year from the sale of WAFERS to multiple customers none of which has an equity position in or above consultations will also include discussion of the potential impacts of various design rule changes on yields and latch-up. Cirrus agrees to pay for the engineering lots used in testing the design rule modifications.

                                         EXHIBIT AB

                                             TO

                                 IC WAFER SUPPLY AGREEMENT

                            Supplemental Take or Pay Principles
                                             and
                                       Payment Schedule

        The undersigned parties agree, effective as of August 21, 1997, that the IC Wafer Supply Agreement ("WSA"), made as of August 9, 1996 by and among said parties is deemed to be, and hereby is, amended by incorporating this Exhibit AB as a supplement to and modification of the Take or Pay Principles and the payment schedules set forth in Exhibits A and B, respectively, of said WSA.

        A.  Exhibit A

        The "Take or Pay Principles" set forth in Exhibit A to the WSA are modified and supplemented as follows:

        1. Lucent may convert up to 100% of its Capacity Allocation in OR2, as defined in Section C below, at any time and in its sole discretion, to run any silicon-based technologies, whether or not covered or scheduled in the Annual Plan, provided only that there is No Material Deviation, as defined in Section C below, caused by Lucent from the objectives and requirements of the Annual Plan then in effect and the development of technologies as agreed to in said Annual Plan remains on schedule. Lucent will hold Cirrus harmless from loss or expense directly resulting from any Material Deviation so caused by Lucent.

        2. (a) Cirrus may convert any of its OR2 Capacity Allocation, as defined in Section C below, to run any additional technologies furnished pursuant to the Supplemental Agreement to the Technical Transfer Agreement (Supplemental TTA) between the parties hereto, effective concurrently herewith, provided that (i) due allowance is made for equipment line capacity, ordering lead times and the current technology mixes of both parties, and (ii) there is No Material Deviation, as defined in Section C below, caused by Cirrus from the objectives and requirements of the Annual Plan then in effect. Cirrus will hold Lucent harmless from loss or expense directly resulting from any Material Deviation so caused by Cirrus.

            (b) Up to one engineering lot of Wafers per month employing any of the additional technologies described in Paragraph 2(a) above will, at Cirrus' request, be made available by Supplier to Cirrus (from either OR1 or OR2), prior to any conversion of capacity, at a price representing twice the Cost of Production, as defined in Section C below, of such Wafers or lot.

        3. If Supplier does not provide for Cirrus, by July 1, 1999, Wafers processed using a qualified 0.25 micron digital technology from OR2 which are Materially Equivalent (or better), as defined in Section C below and as measured by cost and performance metrics agreed on in writing by the parties, to that available from two or more third party foundry sources, Cirrus upon 90 days' prior written notice to Lucent and Supplier, may each quarter shift a portion of its take or pay obligations to Lucent, at the rate of 5% per fiscal year quarter of the total capacity of OR2 as provided in the then current Annual Plan. Said action will not reduce any total amounts then owed to Supplier by Lucent or Cirrus, and Cirrus' right so to shift its obligations going forward will cease immediately upon Supplier's compliance with the agreed metrics for such technology. Any such shift made pursuant hereto will be irrevocable.

        4. The rights provided in Paragraphs 1, 2 and 3 above are exercisable by the respective referenced party only if such party is then current with respect to its payment obligations under the Joint Venture Formation Agreement and the Material Agreements as therein defined.

        5. Lucent will take Wafers from Cirrus' Allocated Capacity in OR2 in accordance with the quantities and periods specified in Table 1 attached.

        6. Paragraph (A) of Exhibit A is deemed, and hereby is, amended to provide that from and after October 1, 1998, subject to Cirrus' compliance, as of the date of commencement of such purchases, with Paragraph 4 hereof, Lucent will purchase seventy-five percent (75%) and Cirrus will purchase twenty-five percent (25%) of OR2's total production output for Wafers, based on the forecasts provided in the Annual Plan, with cost responsibilities determined pursuant to said Exhibit A as hereby amended and supplemented, and Supplier agrees to sell to each Purchaser accordingly. Such take or pay purchase percentages shall continue in effect for the remaining term of the Partnership; provided, however, that from and after October 1, 1998 Cirrus will have the right to call back up to ten percent (10%) of said total production output on two (2) years' prior written notice to Lucent and Supplier plus an additional six (6) month period for transition, such call back to continue in effect for the remaining term of the Partnership. The Capacity Allocation for each Purchaser will at all times be equivalent to such Purchaser's take or pay percentage.

        7. It is agreed that 0.35 micron High Density Technology has been qualified for production.

        8.  It is agreed that, to improve efficiencies in production by
            Supplier:

            (a) Lucent and Cirrus will on an ongoing basis discuss and share methodology and layout information that affects ESD and/or latch-up.

             (b) For each of the 0.35, 0.25 and 0.18 digital technologies, consultation will be provided to Cirrus by Supplier as to which design rules could be modified (without accompanying process changes) for SRAM cell designs, without causing harm to other products in Supplier. The above consultations will also include discussion of the potential impacts of various design rule changes on yields and latch-up. Cirrus agrees to pay for the engineering lots used in testing the design rule modifications.

             (c) Supplier will, from time to time, provide tightening of the design rules ("shrinks") for 0.35, 0.25 and 0.18 micron technologies for the benefit of both purchasers, without additional payment.

        9. The basis for take or pay cost calculations only (i.e., not actual costs), with values shown for the particular fiscal year (quarter), shall be as follows:

             (a) It is agreed that neither Lucent nor Cirrus has a take or pay obligation for the quarters up to and including June 30, 1997.

             (b) It is agreed that, for the quarters beginning 7/1/97 and ending 9/30/98, the take or pay obligation of each Purchaser shall be calculated as follows:

                i. The fixed cost per Wafer (FCPW) for the calculation is agreed to be as stated in the tables (A & B) below.

                ii. Based on Table 1 (wafer outs assumed by Lucent) and the annual plan, partner net wafer outs (WO) obligation is also shown.

                iii.    The Purchasers' total quarterly fixed cost obligation
(FCO) for each quarter is obtained by multiplying the above two items.

                iv. The Beginning Fixed Inventory Value (BFIV) in a quarter is equal to the number of wafers the Purchaser has in inventory multiplied by their percentage completion multiplied by the fixed cost per wafer stated in Table A or B. Percentage completion for a given lot is its value excluding the starting material (Wafers) based on the then current cost standard divided by the current standard cost value of a completed lot of the same technology excluding starting material (wafers).

                v. Change in Beginning Fixed Inventory Value (CBFIV) is equal to the change from quarter to quarter of BFIV.

                vi.     Actual Wafers Out (WOA)

vii. The "take or pay" amount owed to Supplier by each Purchaser for the quarter (starting with the quarter ending 3/31/98) is calculated as follows:

                                      Amount = FCO - CBFIV - FCPW * WOA

                        Amount cannot be negative

Table A (Numbers Applicable to Cirrus Logic)

           Q497*    Q198     Q298     Q398    Q498

FCPW         1500     1500     1200    1000      900
WO           5260     7604    11525   12673    13162
FCO**        7890    11406    13830   12673  11845.8

Table B (Numbers Applicable to Lucent)

           Q497*    Q198     Q298     Q398    Q498

FCPW        N/A      N/A       1200    1000      900
WO          N/A      N/A      22365   36506    39486
FCO**       N/A      N/A      26838   36506  35537.4

*7/1/97 - 9/30/97
**Thousands of dollars

                viii. It is also agreed that when the financial true-ups are done at the close of each quarter (starting with the quarter ending 3/31/98), the amounts associated with the take or pay obligations will be included, and that: (1) fixed cost variances be credited in proportion to actual fixed cost billings (including take or pay) and (2) variable cost variances are distributed in proportion to actual variable costs billings. The parties will use best reasonable efforts to continue applying the methodologies set forth in this subparagraph (b) for the remaining term of the Partnership.


        B.  Exhibit B

        Exhibit B, which sets forth the parties' payment obligations, is supplemented by:

        1.  Adding the following to Paragraph III thereof:

"During such period Cirrus shall pay to Supplier additional fees of

(a) (i) thirty-five million United States dollars (U.S. $35,000,000) for technical information relating to 0.18 micron technology pursuant to the Supplemental TTA, and (ii) eighty United States dollars (U.S. $80.00) for each such Wafer made using 0.18 micron technology; or alternatively at Cirrus' choice, (iii) twenty million United States dollars (U.S. $20,000,000) for technical information relating to 0.18 micron technology, and (iv) one hundred United States dollars (U.S. $100.00) for each such Wafer made by using 0.18 micron technology; (b) thirty United States dollars (U.S. $30.00) for each such Wafer made using standard BiCMOS technology; and (c) thirty United States dollars (U.S. $30.00) for each such Wafer made using the standard flash module.

        The fees provided in subparagraphs (a) (i) and (iii) above shall become payable to Supplier as follows:

        (a) One-third (1/3) upon written notice of election by Cirrus to convert to 0.18 micron technology in accordance with Section A2 above; and
        (b) Two-thirds (2/3) upon beginning of production using the technology for Cirrus as defined in the Supplemental TTA.


        Additional fees for other technologies or modules (none of which has a minimum feature size finer than that in 0.18 micron technology) as referenced in the Supplemental TTA, which are offered in available equivalent versions from a third party foundry source, will be negotiated by the Purchasers but will not exceed an additional sixty United States dollars (U.S. $60.00) per Wafer for each such individual technology employed.

Additional fees for unique developments or modification in the above technologies or modules, and which Lucent may agree to provide to Supplier, will be negotiated by the Purchasers but will not exceed an additional sixty United States dollars (U.S. $60.00) per Wafer for each such development or modification used.

A sample calculation of per Wafer fee payments based on the above is set forth in Table 2 attached."

2.  Amending Paragraph IV as follows:

"In lieu of the two payments of ten million dollars ($10,000,000) each for
0.25 micron technology, due on or before June 30, 1999 and December 31, 1999, respectively, Cirrus shall pay Supplier the sum of twenty million dollars ($20,000,000) as follows:

(a)  One-third (1/3) upon written notice of election by Cirrus to convert to
0.25 micron technology in accordance with Sections A2 and A3 of this Exhibit AB; and

(b) Two-thirds (2/3) upon beginning of production using the technology for Cirrus as defined in the Supplemental TTA.


        C.  Definitions; General

1. (a) "Capacity Allocation" or "Allocated Capacity" means the planned capacity to which each Purchaser is then entitled plus the proportional share of any variation which exists. The proportional share is equal to the percentage of the planned capacity to which each Purchaser is currently entitled (i.e., if one Purchaser is currently entitled to 80% of the planned capacity of a technology, its proportional share of the variation will be 80%).

(b) "No Material Deviation" means that the conversion will not cause any material adverse change in the essential elements of the then current Annual Plan.

(c) "Cost of Production" means the total costs and associated expenses of manufacturing (including, without limitation, equipment set-up and take-down time, special handling and testing) for each Wafer or lot produced. Such total costs will not exceed 2 (two) times the standards cost for a production wafer or lot of that size and technology.

(d) "Materially Equivalent" means that the Wafers meet or exceed the Lucent target metrics shown in Table 3 attached, recognizing that the Lucent 0.25 um Process Features listed in said Table may be different from typical or other process features employed elsewhere in the semiconductor industry.

2. Except as specifically amended or supplemented hereby, all terms and conditions of the WSA and Exhibits thereto remain in full force and effect.


        AGREED TO, as of the effective date set forth above.



Lucent Technologies, Inc.                               Cirrus Logic, Inc.


By:    /s/ John T. Dickson                    By:     /s/ Michael L. Hackworth

Name:   John T. Dickson                       Name:  Michael L. Hackworth

Title: V.P., Integrated Circuits Div.         Title: CEO and Chairman



Supplier - Cirent
Semiconductor, G.P.


By:    /s/Dennis M. Hill

Name:   Dennis M. Hill

Title:  Chairman of Board of Governors


Table 1

WAFER OUTS PER MONTH ASSUMED BY LUCENT


                1997    1998
        JAN.            1415
        FEB.            1655
        MAR.            2350
        APR.            3403
        MAY             4207
        JUNE            4307
        JULY            4304
        AUG.            4304
        SEPT.           4554
        OCT.      255
        NOV.    1101
        DEC.    1176


                            Table 2

                           Example of Fee

                           Payments per Wafe

         Basic 0.18 micron technology
              (linear or digital)       $80

         Use of Flash Module             30

         Use of BiCMOS Module            30

         Use of additional Module
              (to be negotiated)         40

         Use of a unique modification
              (to be negotiated)         35

                                       $215


                                      TABLE 3

                                                          Benchmark
          Metric          Lucent Target (merged 2.5V/3.3V   Range

NMOS Ion (uA/um)                                   630/700  475-700
PMOS Ion (uA/um)                                   215/340  200-340
Vtn (V)                                               0.55  0.4-0.6
Vtp (V)                                               0.9   0.4-0.6
tox (A)                                                50     50-65

Drawn Gate                                           0.24 0.24-0.25
Number of metal levels                                 4-5      4-6
M1 contacted ptich                                   0.84 .064-0.94
M2 contacted pitch                                   0.88  0.76-1.1
Other metal levels contact                           0.88  0.76-3.0

Lucent 0.25um Process Features

Thin epi
LOCOS Isolation
Thin Gate Oxide
N+ Poly with Wsix
HDP Gap Fill with Undoped Cap Oxide
CMP
W Plug
Unframed Contacts
DUV at Active, Gate and Contact
I-Line at all other critical levels
Both 2.5V and 3.3V Optimized Devices